Exhibit 99.2
CONSENT OF NEW VERNON CAPITAL LLC
     We hereby consent to the use in Amendment No. 1 to the Registration Statement of UICI on Form S-4 dated February 28, 2006 and in the Proxy Statement/Prospectus of UICI which is part of such Amendment No. 1 to the Registration Statement, of our opinion dated September 15, 2005 appearing as Annex D to such Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the headings “SUMMARY—The Merger—Opinion of New Vernon Capital,” “THE MERGER—Background of the Merger,” “THE MERGER—Recommendation of our Board of Directors; Reasons for the Merger,” and “THE MERGER—Opinion of New Vernon Capital”. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

NEW VERNON CAPITAL LLC
	By:	/s/ Thomas H. Patrick
Thomas H. Patrick Chairman
New York, New York February 28, 2006